Exhibit 99.2

Cheetah Net Supply Chain Service Inc. Announces Closing of $8.19 Million Follow-on Public Offering

CHARLOTTE, N.C., May 15, 2024 (GLOBE NEWSWIRE) -- Cheetah Net Supply Chain Service Inc. (“Cheetah Net” or the “Company”) (NASDAQ: CTNT), a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market and a logistics and warehouse service provider, today announced the closing of its follow-on offering of 13,210,000 shares of Class A common stock. Each share of Class A common stock was sold at an offering price of $0.62, for gross proceeds of $8.19 million, before deducting placement agent fees and other offering fees and expenses. All the shares of Class A common stock were offered by the Company.

Cheetah Net intends to use the net proceeds received from the offering to fund working capital and to develop its warehousing and logistics services.

AC Sunshine Securities LLC acted as the sole placement agent in connection with the offering.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-276300) filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective on April 26, 2024, and a registration statement on Form S-1 (File No. 333-279388) filed in accordance with Rule 462(b) pursuant to the Securities Act of 1933, as amended, on May 13, 2024. A final prospectus relating to the offering was filed on May 15, 2024 with the SEC and is available on the SEC’s website at http://www.sec.gov. The offering was made only by means of a prospectus forming part of the effective registration statements. Electronic copies of the prospectus relating to this offering may be obtained from AC Sunshine Securities LLC, 7380 W. Sand Lake Road, STE 500, Orlando, FL 32819, or info@acsunshine.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cheetah Net Supply Chain Service Inc.

Cheetah Net is a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market and a logistics and warehouse service provider. In the PRC, parallel-import vehicles refer to those purchased by dealers directly from overseas markets and imported for sale through channels other than brand manufacturers’ official distribution systems. The Company purchases automobiles, primarily luxury brands such as Mercedes, BMW, Porsche, Lexus, and Bentley, from the U.S. market and resells them to the Company’s customers, including both U.S. and PRC parallel-import car dealers. The Company derives profits primarily from the price difference between the Company’s buying and selling prices for parallel-import vehicles.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(704) 826-7280

ir@cheetah-net.com